EXHIBIT 10.41


THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S AMENDED AND RESTATED 2000 STOCK OPTION PLAN FOR KEY EMPLOYEES AND THIS OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF THE PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.



                   COOPERATIVE COMPUTING HOLDING COMPANY, INC.
                             2000 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

                                FOR KEY EMPLOYEES

                                 January 1, 2001

EDGAR FRANDLE

C/O CCITRIAD

Re:  GRANT OF STOCK OPTION

Dear EDGAR:

          The Board of Directors of Cooperative Computing Holding Company, Inc. (the "Company") has adopted the Company's 2000 Stock Option Plan (the "Plan") for certain individuals and key employees of the Company and its Related Entities. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Plan.

     1.   THE GRANT.

          Subject to the conditions set forth below, the Company hereby grants to you, effective as of January 1, 2001 (the "Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 10,000 shares of Common Stock of the Company (the "Option Shares"), at the Exercise Price (as hereinafter defined). As used herein, the term "Exercise Price" shall mean a price equal to $1.00 per share, subject to the adjustments and limitations set forth herein and in the Plan. The Option granted hereunder is intended to constitute an Incentive Option within the meaning of the Plan; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

     2.   EXERCISE.

          (a) Subject to the Company's right to repurchase the Option Shares as set forth in Section 4 below, prior to termination of your employment the Option shall be immediately exercisable after the Grant Date for any or all of the Option Shares, whether or not the Option Shares are Nonvested Shares or Vested Shares (each as defined below) and shall remain so exercisable until the Expiration Date, or until sooner terminated pursuant to Section 3 hereof. Subject to the Company's right to repurchase the Option Shares as set forth in
Section 4 below, after termination of your employment the Option shall be exercisable only as provided in Section 3 hereof.

          (b) For purposes of this Option Agreement, the Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares." Subject to Section 2(c) hereof, 20% of the Option Shares shall become "Vested Shares" upon each of the following dates: January 1, 2002; January 1, 2003; January 1, 2004; January 1, 2005; and January 1, 2006 (each, a "Vesting Date"); provided that, subject to the provisions of this Section 2, vesting shall cease upon your ceasing to be an employee of the Company or a Related Entity as expressly provided in Section 3 hereof. In addition, all Nonvested Shares shall become Vested Shares upon the occurrence of a Change in Control.

          (c) If on the January 1, 2002 Vesting Date, the Company has achieved its Target (as hereinafter defined) for the fiscal year ended September 30 prior to such Vesting Date, AN ADDITIONAL 13.3333% of the Option Shares shall become "Vested Shares," and the remaining Nonvested Shares shall, subject to the third sentence of this Section 2(c) and Section 2(b), vest in equal installments over the remaining Vesting Dates. If on any subsequent Vesting Date, the Company has achieved its Target (as hereinafter defined) for the fiscal year ended on the September 30 prior to such Vesting Date, then, subject to the last sentence of this Section 2(c), on such Vesting Date an additional 13.3% of the Option Shares shall become "Vested Shares," and the remaining Nonvested Shares shall, subject to this sentence and Section 2(b), vest in equal installments over the remaining Vesting Dates. As used herein, "Target" shall mean, with respect to a particular Vesting Date, the target financial measurement to be achieved by the Company for the fiscal year ending prior to such Vesting Date as determined by the Board of Directors of the Company for such fiscal year, which such Target shall be set on or before the preceding Vesting Date. In no event shall this
Section 2(c) be construed to cause the number of Vested Shares to exceed the number of Option Shares.

          (d) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for a fraction of a share.

          (e) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years (the "Expiration Date") from the Grant Date.

          (f) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and established by the Committee.

     3.   TERMINATION OF EMPLOYMENT.

          (a) In the case of termination of your employment with the Company or any Related Entity due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the 181st day after the date of death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

          (b) In the case of termination of your employment with the Company or any Related Entity due to Disability, you or your legal representative may, until the earlier of (x) the 181st day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

          (c) If your employment with the Company or any Related Entity is terminated by the Company or any Related Entity for Good Cause or if you terminate your employment voluntarily without the consent of the Company or any Related Entity, the Option, shall, to the extent not previously exercised, automatically terminate and become null and void. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by you and the Company) and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

          (d) If your employment with the Company or any Related Entity is terminated for any reason other than those specified in subsections 3(a), ( b) or (c) above, you may, until the earlier of (x) 30 days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

          4.  NONVESTED SHARE REPURCHASE OPTION.

          (a) In the event your employment with the Company or any Related Entity is terminated for any reason, with or without cause, the Company shall have the right to repurchase (the "Repurchase Right") any Nonvested Shares previously acquired by you on exercise of the Option under the terms set forth in this Section 4.

          (b) The Company may exercise the Repurchase Right by written notice to you within sixty (60) days after such termination of employment. If the Company fails to give notice within such sixty (60) day period, the Repurchase Right will terminate unless the Company and you have extended the time for the exercise of the Repurchase Right. The Repurchase Right may be exercised for any or all of the Nonvested Shares.

          (c)  Payment by the Company to you shall be made in cash within thirty
(30) days after the date of the mailing of the written notice of exercise of the Repurchase Option. The purchase price per Option Share being repurchased by the Company shall be an amount equal to the Exercise Price. The Option Shares being repurchased shall be delivered to the Company by you at the same time as the delivery of the Exercise Price by the Company.

          (d) The Option Shares subject to the Repurchase Right may not be sold, transferred, assigned, encumbered or otherwise disposed of in any manner and any such disposition shall be void ab initio. In furtherance of the foregoing, Optionee hereby acknowledges and agrees that all certificates representing such Option Shares shall be held in escrow by the Company for the benefit of Optionee during the period for which the Company may exercise the Repurchase Right.

          (e) The Optionee hereby constitutes and appoints the Company, as its true and lawful proxy and attorney-in-fact to vote any and all Option Shares held by such Optionee during the period for which the Company may exercise the Repurchase Right. Optionee hereby acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest.

          (f) The stock certificates for the Option Shares subject to the Repurchase Right shall be endorsed with the following restrictive legend:

          "The shares represented by this certificate are subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of."

          (g) The Company shall have the right to assign the Repurchase Right at any time, whether or not such Option is then exercisable, to one (1) or more persons as may be selected by the Company. The assignee must pay the Company upon assignment of the Repurchase Right cash equal to the difference between the original purchase price and fair market value if the original purchase price is less than fair market value.

     5.   TRANSFERABILITY.

          Subject to the further limitations of Section 4, the Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Disability, such legal representative.

     6.   REGISTRATION.

          Notwithstanding anything to the contrary contained herein, the Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities laws to permit exercise of the Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your Disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

          Certificates for Option Shares, when issued, shall be endorsed with (in addition to the legend specified in Section 4(f) hereof) the following legend:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS."

          The foregoing legend may not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

     7.   WITHHOLDING TAXES.

          By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

     8.   MISCELLANEOUS.

          (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

          (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or
(ii) on your part to remain in the employ of the Company or any Related Entity.

          Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

                              Very truly yours,

                              COOPERATIVE COMPUTING HOLDING COMPANY, INC.


                              By: /s/ MIKE AVILES
                                  ---------------

                              President



ACCEPTED:


/s/ED FRANDLE
------------------------

Printed Name: Ed Frandle
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Date: 5/17, 2001
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